EXHIBIT (8g)(i)

FIRST AMENDMENT TO PARTICIPATION AGREEMENT

Sun Life Assurance Company of Canada (U.S.), Variable Insurance Products Fund, Variable Insurance Products Fund II and Variable Insurance Products Fund III and Fidelity Distributors Corporation hereby amend the Participation Agreement ("Agreement") dated February 15, 2002, as amended, by doing the following:

Schedule A of the Agreement is hereby deleted in its entirety and replaced with the Amended Schedule A attached hereto.

IN WITNESS WHEREOF, the parties have hereto affixed their respective authorized signatures, intending that this Amendment be effective as of the 31st day of December 2003.

SUN LIFE ASSURANCE Company OF CANADA (u.S.)

By:		By:
	For the President		For the Secretary
	Name: Philip K. Polkinghorn		Name: Edward M. Shea
	Title: Vice President, Annuities Division		Title: Assistant Vice President
and Senior Counsel

VARIABLE INSURANCE PRODUCTS FUND

By:
Name: Maria Dwyer
Title: Treasurer

FIDELITY DISTRIBUTORS CORPORATION

By:
Name: Mike Kellogg
Title: Executive Vice President

Schedule A

Separate Accounts and Associated Contracts
Name of Separate Account and	Policy Form Numbers of Contracts
Date Established by Board of Directors	Funded By Separate Account

Sun Life of Canada (U.S.) Variable Account F
July 13, 1989	Futurity II Variable and Fixed Annuity Contract
RP-GR-CONT-98-1
RP-IND-MVA-98-1

Futurity III Variable and Fixed Annuity Contract
RCH-IND-MVA-00-1
RCH-GR-CERT-00-1
RCH-INDMVAPR-00-1
RCH-GRCERT-PR-00-1

Futurity Focus II Variable and Fixed Annuity Contract
FII-IND-MVA-00-1
FII-GR-CERT-00-1
FII-IND-MVAPR-00-1
FII-GR-CERTPR-00-1

Futurity Accolade Variable and Fixed Annuity Contract
FA-IND-MVA-99-1
FA-GR-CERT-99-1
FA-IND-MVAPR-99-1
FA-GR-CERTPR-99-1

Futurity Select Four Variable and Fixed Annuity Contract
RFF-IND-MVA-00-1
RFF-GR-CERT-00-1
RFF-INDMVAPR-00-1
RFF-GRCERT-PR-00-1

Futurity Select Four Plus Variable and Fixed
Annuity Contract
RFFII-IND-MVA-02
RFFII-IND-MVAPR-0
RFII-GR-CERT-02
RFII-GR-CERTPR-02

Futurity Select Seven
RCHII-IND-MVA-02

Futurity Select Freedom
FIIII-IND-MVA-02

Futurity Select Incentive
FAII-IND-MVA-02

Name of Separate Account and	Policy Form Numbers of Contracts
Date Established by Board of Directors	Funded By Separate Account

All-Star Variable and Fixed Annuity Contract
RFFII-IND-MVA-02
RFFII-IND-MVAPR-0
RFII-GR-CERT-02
RFII-GR-CERTPR-02

All-Star Traditions Variable and Fixed Annuity Contract
RCHII-IND-MVA-02

All-Star Freedom Variable and Fixed Annuity Contract
FIIII-IND-MVA-02

All-Star Extra Variable and Fixed Annuity Contract
FAII-IND-MVA-02

Sun Life of Canada (U.S.) Variable Account I	Futurity Protector Variable Universal Life Insurance Policies
December 1, 1998	DBVUL-2001

Futurity Survivorship II Variable Universal Life
Insurance Policies
SVUL-2001

Futurity Accumulator Variable Universal Life Insurance
Policies
CVVUL-2001

Futurity Protector II Variable Universal Life Insurance Policies
DBVUL-2001

Futurity Accumulator II Variable Universal Life Insurance
Policies
CVVUL-2001

Sun Life of Canada (U.S.) Variable Account G	Sun Life Corporate Variable Universal Life Insurance Policies
July 25, 1996	VUL-COLI-97

Futurity Corporate Variable Universal Life Insurance Policies
VUL-COLI-97

Keyport Variable Account A	Keyport Latitude Variable Annuity Contracts
January 30, 1996	BVA(1)
BVA(1)/CERT
BVA(1)/IND

Keyport Charter Variable Annuity Contracts
DVA(1)
DVA(1)/CERT
DVA(A)/IND

Keyport Vista Variable Annuity Contracts
DVA(1)
DVA(1)/CERT
DVA(A)/IND